CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We  hereby  consent  to the  incorporation  by  reference  in this  Registration
Statement on Form S-8 of our report dated January 25, 2000, except for information in Note 11, for which the date is February 10, 2000, relating to the financial statements, which appears in the 1999 Annual Report of The Manitowoc Company, Inc., which is incorporated by reference in The Manitowoc Company, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the incorporation by reference of our report dated January 25, 2000 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K.

PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
June 26, 2000